UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2008

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California (Address of Principal Executive Offices)	95035 (Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

                On December 2, 2008, Globalstar, Inc. (“Globalstar”) and Open Range Communications, Inc. (“Open Range”) amended their agreement related to the use of Globalstar spectrum in the United States for ancillary terrestrial component (“ATC”) services.  The amended agreement reduced Globalstar’s preferred equity commitment to Open Range from $5 million to $3 million (which investment has already been made in the form of bridge loans that will convert into preferred equity at the closing of Open Range’s equity financing).  Open Range will use Globalstar’s spectrum to offer dual mode mobile satellite based and terrestrial wireless WiMAX services to up to over 500 rural American communities. Under the agreement as amended, Open Range will have the right to use a portion of Globalstar’s spectrum within the United States and, if Open Range so elects, it can use the balance of Globalstar’s spectrum authorized for ATC services, to provide these services. Open Range has options to expand this relationship over the next six years, some of which are conditional upon Open Range electing to use all of the licensed spectrum covered by the agreement. Commercial availability is expected to begin in selected markets in 2009. The initial term of the agreement of up to 30 years is co-extensive with Globalstar’s ATC authority and is subject to renewal options exercisable by Open Range. The agreement may be terminated before the end of the term upon the occurrence of certain events, or by Open Range at any time upon payment of a termination fee that is based upon a percentage of the remaining lease payments.  Based on Open Range’s business plan used in support of its $267 million loan under a federally authorized loan program, the fixed and variable payments to be made by Open Range over the initial term of 30 years indicate a value for this agreement between $0.30 - $0.40/MHz/POP. Upon the fulfillment of all contingencies, Open Range’s initial down payment will be $2 million and annual payments in the first six years of the agreement will range from approximately $640,000 to up to $10.3 million , assuming Open Range elects to use all of the licensed spectrum covered by the agreement. The amount of the payments made to Globalstar will depend on a number of factors, including the eventual geographic coverage of and the number of customers on the Open Range system. The agreement is contingent on various conditions, including Open Range’s completion of its equity and debt financing, which Open Range has advised Globalstar it expects to occur in December 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and
Chief Financial Officer

Date: December 8, 2008